Exhibit 32.2

Certification of Chief Financial Officer
under Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. § 1350)

In connection with the quarterly report of Jushi Holdings Inc. (the "Company") on Form 10-Q for the quarterly period ended September 30, 2024 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michelle Mosier, Chief Financial Officer and Chief Accounting Officer of the Company, certify to my best knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 7, 2024

/s/ Michelle Mosier
Michelle Mosier Chief Financial Officer and Chief Accounting Officer (principal financial officer)

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).